UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2012

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ		08816
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2012, the Board of Directors (the “Board”) of Savient Pharmaceuticals, Inc., a Delaware corporation (“Savient” or the “Company”), authorized and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each outstanding share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to stockholders of record at the close of business on August 17, 2012 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of a Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), at a purchase price of $2.50, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a rights agreement, dated August 6, 2012 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

Rights Certificates; Exercise Period.

Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of Common Stock (“Common Stock Certificates”), and no separate certificates representing the rights (the “Rights Certificates”) will be distributed. The Rights will separate from the Common Stock, and the “Distribution Date” will occur, upon the earlier of (i) 10 days following the later of (a) the first date of a public announcement that a Person or group of Affiliated or Associated Persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or, in the case of an Exempted Person, 17.5% or more of the outstanding shares of Common Stock or (b) the first date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such (the “Stock Acquisition Date”), or (ii) 10 days following the commencement of a tender offer or exchange offer that would result in a Person or Group Beneficially Owning 15% or more of the outstanding shares of Common Stock, or, in the case of an Exempted Person, 17.5% or more of the outstanding shares of Common Stock. Prior to such time as any Person becomes an Acquiring Person, the Distribution Date may be deferred in circumstances determined by the Board. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock Certificates outstanding on the Record Date, together with the summary of rights set forth in the Rights Agreement (the “Summary of Rights”) to be mailed to stockholders, or by new Common Stock Certificates issued after the Record Date that contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferred with and only with such Common Stock Certificates; and (iii) the surrender for transfer of any certificates for Common Stock outstanding (with or without a copy of the Summary of Rights or such notation) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights will not be exercisable until the Distribution Date and will expire upon the earlier of (i) the close of business on August 6, 2015 or (ii) the close of business on August 6, 2013 if the Stockholder Approval as not been obtained as of the close of business on such date (the “Final Expiration Date”) unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date , the Company (i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities granted or issued by the Company prior to the Distribution Date, and (ii) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Flip-in Trigger.

In the event that any Person becomes an Acquiring Person, then, promptly following the first occurrence of such event, each holder of a Right (except as provided below and in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the Current Market Price per share of Common Stock at the date of the occurrence of such event. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as a “Section 11(a)(ii) Event.”

For example, at an exercise price of $2.50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase for $2.50 such number of shares of Common Stock (or other consideration, as noted above) as equals $2.50 divided by one-half of the Current Market Price of the Common Stock. Assuming that the Common Stock had a market price of $1.25 per share at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock, having a market value of 4 x $1.25, or $5.00, for $2.50.

Flip-over Trigger.

In the event that, at any time after any Person becomes an Acquiring Person, (i) the Company is consolidated with, or merged with and into, or consummates a share exchange with, another entity and the Company is not the surviving or acquiring entity of such consolidation, merger or share exchange or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the Current Market Price of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as “Section 13 Events.” A Section 11(a)(ii) Event and Section 13 Events are collectively referred to as “Triggering Events.”

For example, at an exercise price of $2.50 per Right, each valid Right following a Section 13 Event would entitle its holder to purchase for $2.50 such number of shares of common stock of the acquiring company as equals $2.50 divided by one-half of the Current Market Price of such common stock. Assuming that such common stock had a market price of $0.625 per share at such time, the holder of each valid Right would be entitled to purchase eight shares of common stock of the acquiring company, having a market value of 8 x $0.625 or $5.00, for $2.50.

Exchange Feature.

At any time after the occurrence of a Section 11(a)(ii) Event, when no person owns a majority of the Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.

The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then-Current Market Price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to receive, when, as and if declared by the Board, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

At any time prior to the earlier of such time as any Person becomes an Acquiring Person and the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by the Board in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Miscellaneous.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Amendment.

Any provision of the Rights Agreement may be amended by the Board prior to such time as the Rights are no longer redeemable. After the Rights are no longer redeemable, the Rights Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights of Acquiring Persons and their transferees that have become null and void pursuant to the Rights Agreement).

Anti-Takeover Effects.

The Rights are intended to protect the stockholders of the Company in the event of an unfair or coercive offer to acquire the Company and to provide the Board with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger , share exchange or other business combination approved by the Board.

The Rights Agreement specifying the terms of the Rights is attached as Exhibit 4.1 and is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit. Unless the consent otherwise requires, the capitalized terms used herein shall have the meanings set ascribed to them in the Rights Agreement attached hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 is incorporated by reference into this item. The Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, specifying the terms of the Rights is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the Rights Agreement referenced in Item 1.01 and Item 3.03, on August 5, 2012, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) setting forth the rights, powers and preferences of a newly authorized Series A Junior Participating Preferred Stock. The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on August 6, 2012. The summary of rights and preferences of the newly issued Series A Junior Participating Preferred Stock set forth in Exhibit C to the Rights Agreement is incorporated into this Item 5.03 by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation.

A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein.

In addition, in connection with the Rights Agreement referenced in Item 1.01 and Item 3.03, on August 5, 2012, the Board adopted an amendment to the Company’s By-Laws (the “Amendment”). The Amendment:

•

amended the first paragraph (Section 1) of Article VII of the By-Laws “FIXING RECORD DATE” by dividing it into two subsections (Section 1A and Section 1B) “Fixing a Record Date (Other Than Corporate Action by Written Consent)” and “Fixing A Record Date (Corporate Action by Written Consent)”;

•

amended the former first paragraph (now Section 1A) of Article VII of the By-Laws “FIXING RECORD DATE” to add a definition of “Other Actions” for which the Board may fix a record date and to exclude from such definition corporate actions by written consent; and

•	to amend the former first paragraph to add a new second paragraph (Section 1B) of Article VII of the By-Laws “Fixing Record Date” to:

(i)	set forth the procedures by which the Board may set a record date for the purpose of for determining stockholders entitled to consent to corporate action in writing without a meeting;

(ii)	require a stockholder seeking to take corporate action by written consent to provide written notice to the secretary of the Company requesting that the Board fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting with respect to such stockholder initiated corporate action by written consent;

(iii)	require that the Board fix such record date within ten days after the date on which the notice described in clause (ii) is received;

(iv)	provide that, if no record date has been set by the Board within the ten day period described in clause (iii), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery (by hand or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded; and

(v)	provide that, if no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

A copy of the Company’s By-Laws, as amended through August 6, 2012, which is marked to show changes to the prior By-Laws of the Company, is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01	Other Events.

On August 6, 2012, the Company announced the adoption of the Rights Agreement and the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock

3.2	By-Laws of Savient Pharmaceuticals, Inc., as amended through August 6, 2012

4.1	Rights Agreement, dated August 6, 2012, between Savient Pharmaceuticals, Inc. and American Stock Transfer and Trust Company, LLC

99.1	Press release, titled “Savient Pharmaceuticals Adopts Stockholder Rights Plan” issued by Savient Pharmaceuticals, Inc., dated August 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2012	SAVIENT PHARMACEUTICALS, INC.

	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz SVP & General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock

3.2	By-Laws of Savient Pharmaceuticals, Inc., as amended through August 6, 2012

4.1	Rights Agreement, dated August 6, 2012, between Savient Pharmaceuticals, Inc. and American Stock Transfer and Trust Company, LLC

99.1	Press release, titled “Savient Pharmaceuticals Adopts Stockholder Rights Plan” issued by Savient Pharmaceuticals, Inc., dated August 6, 2012